UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amedisys, Inc. (the “Company”) held its annual meeting of stockholders on Thursday, June 9, 2022 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following nine directors for a term of one year. There were 829,927 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Vickie L. Capps	21,139,387	8,516,294
Molly J. Coye, MD	26,341,982	3,313,699
Christopher T. Gerard	29,519,047	136,634
Julie D. Klapstein	28,146,458	1,509,223
Teresa L. Kline	28,648,422	1,007,259
Paul B. Kusserow	29,290,383	365,298
Bruce D. Perkins	29,457,820	197,861
Jeffrey A. Rideout, MD	29,432,070	223,611
Ivanetta Davis Samuels	29,160,987	494,694

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
29,940,773	532,830	12,005

Proposal 3. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. There were 829,927 broker non-votes with respect to the proposal.

For	Against	Abstain
27,863,104	1,777,160	15,417

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Christopher T. Gerard
Christopher T. Gerard
President and Chief Executive Officer

DATE: June 13, 2022